                                                                      EXHIBIT 11

                               PIMCO Advisors L.P.
                   Computations of Primary Net Income Per Unit
                     (in thousands, except per unit amounts)
                                   (Unaudited)

                                               For the three months ended March 31,
                                               ------------------------------------
                                                General Partner
                                                  and Class A          Class B
                                               ----------------   -----------------
                                                 1997    1996       1997    1996
                                                 ----    ----       ----    ----

Net income                                     $23,189  $19,363   $23,189  $19,363
                                               =======  =======   =======  =======

Weighted average number of units outstanding    40,946   40,921    32,965   32,961


Weighted average effect of Limited Partnership
  unit options                                   1,743    1,474     2,232    1,355
                                               -------  -------   -------  -------

Weighted average number of units and unit
  equivalents used to calculate net income
  per unit                                      42,689   42,395    35,197   34,316
                                               =======  =======   =======  =======

     Net income per unit                         $0.32    $0.31     $0.27    $0.19
                                               =======  =======   =======  =======



                               PIMCO Advisors L.P.
                Computations of Fully Diluted Net Income Per Unit
                     (in thousands, except per unit amounts)
                                  (Unaudited)

                                                       For the three months ended March 31,
                                                       ------------------------------------
                                                        General Partner
                                                          and Class A         Class B
                                                       ----------------   -----------------

                                                        1997      1996     1997      1996
                                                        ----      ----     ----      ----

Net income                                             $23,189  $19,363   $23,189   $19,363
                                                       =======  =======   =======   =======

Weighted average number of units outstanding            40,946   40,921    32,965    32,961

Weighted average effect of Limited Partnership
  unit options                                           1,743    1,474     2,232     1,355
                                                       -------  -------   -------   -------

Weighted average number of units and unit equivalents
  used to calculate net income per unit                 42,689   42,395    35,197    34,316
                                                       =======   ======    ======    ======

     Net income per unit                                 $0.32    $0.31     $0.27     $0.19
                                                       =======   ======    ======    ======